Exhibit No. 99

For Immediate Release

REGIS REPORTS FIRST QUARTER 2018 RESULTS

Company Reports Net Income From Continuing Operations of $10.8 Million, Which Includes a One-Time Gain on Life Insurance Proceeds, And Is An 88% Year-Over-Year Increase Despite Adverse Impact From Hurricanes During the Quarter

In October, Regis Successfully Executed Sale and Subsequent Franchising of Substantially All of Its North American Mall-Based and UK Salons; Reported Results Include Impairment and Other One-Time Expenses Related to Sale and Franchise Transactions

	Three Months Ended September 30,
(Dollars in thousands)	2017	2016(1)
Consolidated Revenue	$309,873	$318,831
Consolidated Same-Store Sales Comps	0.4%	0.3%

Net Income From Continuing Operations	$10,793	$5,740
Earnings per Share From Continuing Operations	$0.23	$0.12
EBITDA	$(3,750)	$20,293

As Adjusted(2)
Net Income, as Adjusted	$4,711	$5,740
Earnings per Share, as Adjusted	$0.10	$0.12
EBITDA, as Adjusted	$23,936	$22,752
____________________________________

(1)
Amounts for fiscal year 2017 have been revised for discontinued operations due to the Board of Directors' approval during the quarter of the October sale of the mall-based business and the International segment.

(2)    See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, October 31, 2017 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is owning, operating and franchising hair salons, today reported a first quarter 2018 net loss of $23.0 million, or $0.49 per share as compared to net income of $3.3 million, or $0.07 per share in the fiscal first quarter of 2017. The Company’s reported results include $33.8 million of one-time asset impairments and other non-recurring costs associated with the recent sale subsequent to the end of the first quarter, and subsequent franchising, of substantially all of its North America mall-based salons and its UK business. Excluding these impairment related and one-time items, the Company reported first quarter 2018 net income from continuing operations of $10.8 million, including a one-time gain on life insurance proceeds, or $0.23 per share versus $5.7 million, or $0.12 per share during the same period last year. On an adjusted basis, the Company reported net income of $4.7 million, or $0.10 earnings per share versus net income of $5.7 million, or $0.12 earnings per share, for the same period last year.

The Company noted that its first quarter results, both reported and adjusted, were adversely impacted by Hurricanes Harvey, Irma and Maria. A total of 3,418 salon days were lost as 768 salons were closed at least one day during the quarter. The Company estimates that revenue and adjusted EBITDA in the current year quarter were negatively impacted by $2.4 million and $1.5 million, respectively.

Total revenue in the quarter of $309.9 million decreased $9.0 million, or 2.8%, year-over-year driven primarily by the closure of unprofitable salons and the unfavorable impact of the hurricanes, partially offset by a same-store growth of 0.4%. First quarter adjusted EBITDA of $23.9 million was $1.2 million, or 5.2% favorable, year-over-year. Excluding the $1.5 million unfavorable impact related to hurricane activity, first quarter adjusted EBITDA of $25.4 million was $2.7 million, or 11.8% favorable year-over-year.

Hugh Sawyer, President and Chief Executive Officer, commented, “We are pleased our adjusted EBITDA exceeded prior year results during the first quarter despite the operational and financial challenges associated with the impact of three major hurricanes. Moreover, during the quarter adjusted EBITDA from our Franchise business increased 14.9% versus prior year and the Regis team completed the successful sale and subsequent franchising of substantially all of its North America mall-based salons and its UK business in October. We remain focused on the execution of the ‘Key Elements of Our Strategy’ that we shared with our constituents in the August 17, 2017 10-K.”

Sale of Company’s Mall-based Salons and UK Business
In October, the Company sold substantially all of its mall-based salons in North America and substantially all of its International segment to The Beautiful Group, an affiliate of Regent Companies, LLC (“Regent”), who will operate them as the Company’s largest franchisee. The transactions include 858 of the Company’s North America Regis Salons and MasterCuts locations, which are full-service, mall-based salons, as well as the intellectual property related to MasterCuts and certain other trade names. The transactions also include the Company’s approximately 250 Regis Salons and Supercuts salons in the UK. As part of the sale of the mall-based business, The Beautiful Group agreed to pay for the value of certain inventory and assume specific liabilities, including lease liabilities. For the International segment, the Company agreed to a share purchase agreement with The Beautiful Group for minimal consideration.
As a result of the Board of Directors' approval and subsequent completed transactions, the Company recorded a loss on assets held for sale of $30.5 million and presented the results of operations associated with the salons sold as discontinued operations for all periods presented. Additionally, the Company has redefined its reportable segments to be Company-owned salons and Franchise. The Company noted that the new Company-owned segment is comprised of its SmartStyle, Supercuts and Signature Style concepts.

First Quarter Segment Results
Company-owned salons

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions)	2017	2016(1)

Total Revenue	$288.8	$299.4	(3.5)%
Same-Store Sales Comps	0.4%	0.3%	10 bps
Year-over-Year Ticket change	3.5%
Year-over-Year Traffic change	(3.1)%

Gross Profit, as Adjusted(2)	124.5	123.3	1.0%
as a percent of revenue	43.1%	41.2%	190 bps

EBITDA, as Adjusted	33.2	33.1	0.6%
as a percent of revenue	11.5%	11.0%	50 bps
____________________________________

(1)	Amounts for fiscal year 2017 have been revised for discontinued operations due to the October sale of the mall-based business and the International segment.
(2)    Gross profit, as Adjusted, excludes depreciation and amortization.

First quarter revenue for the Company-owned salon segment decreased 3.5% versus the prior year to $288.8 million. The year-over-year decline in revenue was driven by the closure of unprofitable salons and the impact of the three hurricanes, partly offset by positive same-store sales increases of 0.4% and a favorable foreign currency impact.
First quarter adjusted EBITDA of $33.2 million was $0.1 million, or 0.6% favorable versus the same period last year, driven primarily by the closing of unprofitable salons, benefits from the Company's 120-day plan, and other cost savings, partly offset by the impact of the three hurricanes and incremental advertising expense. Excluding the $1.5 million unfavorable impact related to hurricane activity, first quarter adjusted EBITDA of $34.7 million was $1.6 million, or 4.8% favorable year-over-year.

Franchise

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions)	2017	2016(1)

Total Revenue	$21.1	$19.4	8.6%

EBITDA, as Adjusted	9.8	8.5	14.9%
as a percent of revenue	46.4%	43.9%	250 bps
____________________________________

(1)	Amounts for fiscal year 2017 have been revised for discontinued operations due to the October sale of the mall-based business and the International segment.

First quarter Franchise revenue was $21.1 million, a $1.7 million, or 8.6%, increase compared to the prior year quarter. Royalties and fees were $13.4 million, a $1.4 million, or 11.2%, increase versus the same period last year. Royalties increased 4.5% driven primarily by positive same-store revenue in the quarter and increased franchise salon counts. Initial franchise fees were up $0.9 million as the Company opened, or converted, a net 118 franchised locations in the quarter as compared to 50 in the prior year quarter. Franchise adjusted EBITDA of $9.8 million improved $1.3 million, or 14.9%, year-over-year.

120-Day Plan Update
The Company continues to execute a number of initiatives under its 120-day plan to help stabilize performance and establish a platform for longer-term revenue and earnings growth in company-owned salons in order to maximize shareholder value. The core components of the 120-day plan are focused on improving the Company's performance by better aligning company resources to demand while continuing to provide an exceptional guest experience, simplification of our business to grow revenues and disinvestment of certain programs that do not create value. The Company estimates the 120-day plan delivered benefit in range of $6.0 million to $8.0 million in the first quarter of fiscal 2018 and it is anticipated these favorable year-over-year returns will continue to be realized throughout the year.

Deferred Tax Valuation Allowance Update
As a result of the Company's valuation allowance against most of its deferred tax assets, associated reported and as adjusted after-tax results are not comparable to prior periods.

•	Net loss for the quarter of $23.0 million was negatively impacted $4.8 million due to the deferred tax valuation allowance on income tax expense.

•	First quarter loss per share of $0.49 was negatively impacted $0.10 per share due to the deferred tax valuation allowance on income tax expense.

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations". A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.

Earnings Webcast
Regis Corporation will host a conference call via webcast discussing first quarter results today, October 31, 2017, at 8 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate by phone by dialing (888) 397-5350 and entering access code 6986999. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 6986999.

About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of September 30, 2017, the Company owned, franchised or held ownership interests in 8,944 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, SmartStyle, MasterCuts, Regis Salons, Sassoon Salon,

Cost Cutters, Roosters and First Choice Haircutters. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:
http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

CONTACT: REGIS CORPORATION:
Paul Dunn
VP, Finance and Investor Relations, 952-947-7915

This press release contains or may contain "forward-looking statements" within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, "may," "believe," "project," "forecast," "expect," "estimate," "anticipate," and "plan." In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include the continued ability of the Company to implement its strategy, priorities and initiatives; our ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of certain salons to franchisees; the ability of the Company to maintain a satisfactory relationship with Walmart; the success of The Beautiful Group, our largest franchisee; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to manage cyber threats and protect the security of sensitive information about our guests, employees, vendors or Company information; reliance on information technology systems; reliance on external vendors; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; consumer shopping trends and changes in manufacturer distribution channels; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A of our annual report or Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except share data)

	September 30, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$176,312	$171,044
Receivables, net	43,276	19,683
Inventories	92,914	98,392
Other current assets	44,043	48,114
Current assets held for sale	34,743	32,914
Total current assets	391,288	370,147

Property and equipment, net	118,629	123,281
Goodwill	418,209	416,987
Other intangibles, net	11,805	11,965
Other assets	52,544	61,756
Noncurrent assets held for sale	24,443	27,352
Total assets	$1,016,918	$1,011,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,769	$54,501
Accrued expenses	102,727	110,435
Current liabilities related to assets held for sale	46,786	13,126
Total current liabilities	201,282	178,062

Long-term debt, net	120,847	120,599
Other noncurrent liabilities	198,304	197,374
Noncurrent liabilities related to assets held for sale	8,018	7,232
Total liabilities	528,451	503,267
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 46,580,068 and 46,400,367 common shares at September 30, 2017 and June 30, 2017, respectively	2,329	2,320
Additional paid-in capital	214,597	214,109
Accumulated other comprehensive income	6,018	3,336
Retained earnings	265,523	288,456

Total shareholders’ equity	488,467	508,221

Total liabilities and shareholders’ equity	$1,016,918	$1,011,488

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three Months Ended September 30, 2017 and 2016
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended September 30,
	2017	2016
Revenues:
Service	$235,559	$243,091
Product	60,940	63,716
Royalties and fees	13,374	12,024
	309,873	318,831
Operating expenses:
Cost of service	139,836	150,797
Cost of product	30,162	30,815
Site operating expenses	33,303	32,645
General and administrative	35,165	35,916
Rent	42,416	46,233
Depreciation and amortization	12,255	12,109
Total operating expenses	293,137	308,515

Operating income	16,736	10,316

Other (expense) income:
Interest expense	(2,138)	(2,163)
Interest income and other, net	1,027	327

Income from continuing operations before income taxes	15,625	8,480

Income tax expense	(4,832)	(2,740)

Income from continuing operations	10,793	5,740

Loss from discontinued operations	(33,768)	(2,459)

Net (loss) income	$(22,975)	$3,281

Net (loss) income per share:
Basic and diluted:
Income from continuing operations	0.23	0.12
Loss from discontinued operations	(0.72)	(0.05)
Net (loss) income per share, basic and diluted (1)	$(0.49)	$0.07

Weighted average common and common equivalent shares outstanding:
Basic	46,677	46,227
Diluted	46,900	46,622
_______________________________________________________________________________

(1)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) INCOME (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2017	2016
Net (loss) income	$(22,975)	$3,281
Foreign currency translation adjustments	2,682	(2,516)
Comprehensive (loss) income	$(20,293)	$765

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REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(22,975)	$3,281
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash impairment related to discontinued operations	29,169	—
Depreciation and amortization	9,975	10,200
Depreciation related to discontinued operations	2,129	3,840
Deferred income taxes	3,777	1,969
Gain on life insurance	(7,986)	—
Gain from sale of salon assets to franchisees, net(1)	(122)	(32)
Salon asset impairments	2,280	1,909
Stock-based compensation	2,030	1,865
Amortization of debt discount and financing costs	351	351
Other non-cash items affecting earnings	76	14
Changes in operating assets and liabilities, excluding the effects of asset sales	(7,805)	(11,067)
Net cash provided by operating activities	10,899	12,330

Cash flows from investing activities:
Capital expenditures	(6,127)	(9,776)
Capital expenditures related to discontinued operations	(1,007)	(1,157)
Proceeds from sale of assets to franchisees(1)	1,472	163
Change in restricted cash	(471)	1,133
Net cash used in investing activities	(6,133)	(9,637)

Cash flows from financing activities:
Taxes paid for shares withheld	(1,530)	(1,054)
Net cash used in financing activities	(1,530)	(1,054)

Effect of exchange rate changes on cash and cash equivalents	680	(454)

Increase in cash and cash equivalents	3,916	1,185

Cash and cash equivalents:
Beginning of period	171,044	147,346
Cash and cash equivalents included in current assets held for sale	1,352	—
Beginning of period, total cash and cash equivalents	172,396	147,346
End of period	$176,312	$148,531
_____________________________
(1)    Excludes loss from sale of salon assets and any proceeds from The Beautiful Group.

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SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2017			September 30, 2016

	Service	Retail	Total	Service	Retail	Total
SmartStyle	0.7	0.2	0.6	0.4	(0.6)	0.1
Supercuts	2.6	(5.9)	1.8	1.3	(0.9)	1.1
Signature Style	(0.3)	(5.5)	(0.8)	(0.2)	1.0	(0.1)
Consolidated	0.9%	(1.5)%	0.4%	0.4%	(0.4)%	0.3%
____________________________________

(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.

The salons sold to The Beautiful Group in October 2017 are not included in the above calculations, as they are reported as discontinued operations for the quarter.

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REGIS CORPORATION (NYSE: RGS)
System-wide location counts

	September 30, 2017	June 30, 2017
COMPANY-OWNED SALONS:

SmartStyle/Cost Cutters in Walmart Stores	2,569	2,652
Supercuts	967	980
MasterCuts	335	339
Signature Style	1,431	1,468
Regis salons	548	559
Total North American Salons	5,850	5,998
Total International Salons (1)	262	275
Total Company-owned Salons	6,112	6,273

FRANCHISE SALONS:

SmartStyle in Walmart Stores	144	62
Cost Cutters in Walmart Stores	115	114
Supercuts	1,710	1,687
Signature Style	761	770
Total North American Salons	2,730	2,633
Total International Salons (1)	13	13
Total Franchise Salons	2,743	2,646

OWNERSHIP INTEREST LOCATIONS:

Equity ownership interest locations	89	89

Grand Total, System-wide	8,944	9,008
____________________________________

(1)	Canadian and Puerto Rican salons are included in the North American salon totals.

The foregoing salon counts do not reflect the impact of the sale and franchise of substantially all of our mall-based business and our UK business in October.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating income, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three months ended September 30, 2017 and 2016:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•	Gain on life insurance proceeds.

•	Professional fees.

•	Severance expense for former executive officers.

•	Executive transition costs.

•	Goodwill derecognition.

•	Discontinued operations.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(unaudited)

Reconciliation of U.S. GAAP operating income and net (loss) income to equivalent non-GAAP measures
		Three Months Ended September 30,
	U.S. GAAP financial line item	2017	2016
U.S. GAAP revenue		$309,873	$318,831

U.S. GAAP operating income		$16,736	$10,316

Non-GAAP operating adjustments (1)
Gain on life insurance proceeds	General and administrative	(7,986)	—
Professional fees	General and administrative	829	—
Severance	General and administrative	534	—
Executive transition costs	General and administrative	271	—
Non-GAAP operating adjustments		(6,352)	—
Non-GAAP operating income (2)		$10,384	$10,316

U.S. GAAP net (loss) income		$(22,975)	$3,281

Non-GAAP net (loss) income adjustments:
Non-GAAP operating adjustments		(6,352)	—
Goodwill derecognition	Interest income and other, net	270	—
Discontinued operations	Loss from discontinued operations	33,768	2,459
Total non-GAAP net (loss) income adjustments		27,686	2,459
Non-GAAP net income		$4,711	$5,740
____________________________________
Notes:

(1)	As a result of the valuation allowance, non-GAAP adjustments are not tax effected.

(2)
Adjusted operating margins for the three months ended September 30, 2017, and 2016, were 3.4% and 3.2%, respectively, and are calculated as non-GAAP operating income divided by U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income per diluted share
	Three Months Ended September 30,
	2017	2016
U.S. GAAP net (loss) income per diluted share (1)	$(0.490)	$0.070
Gain on life insurance proceeds	(0.170)	—
Professional fees	0.018	—
Severance	0.011	—
Executive transition costs	0.006	—
Goodwill derecognition	0.006	—
Discontinued operations	0.720	0.053
Non-GAAP net income per diluted share (2)	$0.100	$0.123

U.S. GAAP Weighted average shares - basic	46,677	46,227
U.S. GAAP Weighted average shares - diluted	46,900	46,622
____________________________________
Notes:

(1)
For the three months ended September 30, 2017, the $4.8 million income tax expense includes $3.7 million of non-cash tax benefits on certain indefinite-lived assets that the Company cannot recognize for reporting purposes. The presence of a valuation allowance, including the non-cash tax expense on certain indefinite-lived assets, affects comparability of income tax expense, as adjusted and will cause our effective tax rate to fluctuate from quarter to quarter. For the three months ended September 30, 2017, the Company evaluated GAAP diluted EPS with and without the presence of the valuation allowance and calculated an impact of $0.10. Diluted EPS, as adjusted, without the presence of the valuation allowance, was $0.08 and $0.12 for the three months ended September 30, 2017 and 2016, respectively, representing a decrease of $0.04 per diluted share. As a result of the valuation allowance, non-GAAP adjustments are not tax effected.

(2)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net (loss) income to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding equity in loss of affiliated companies, and identified items impacting comparability for each respective period. For the three months ended September 30, 2017 and 2016, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impact of the income tax provision adjustments associated with the above items is already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA. The impact of the impairment on the Company's investment in EEG is already included by excluding the impact of the Company’s equity in loss of affiliated companies, net of taxes, as reported.

	Three Months Ended September 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$23,351	$9,695	$(56,021)	$(22,975)
Interest expense, as reported	—	—	2,138	2,138
Income taxes, as reported	—	—	4,832	4,832
Depreciation and amortization, as reported	9,894	92	2,269	12,255
EBITDA (as defined above)	$33,245	$9,787	$(46,782)	$(3,750)

Gain on life insurance proceeds	—	—	(7,986)	(7,986)
Professional fees	—	—	829	829
Severance	—	—	534	534
Executive transition costs	—	—	271	271
Goodwill derecognition	—	—	270	270
Discontinued operations	—	—	33,768	33,768
Adjusted EBITDA, non-GAAP financial measure	$33,245	$9,787	$(19,096)	$23,936

Hurricane activity	1,498	—	—	1,498
Adjusted EBITDA, non-GAAP financial measure, excluding hurricane activity	$34,743	$9,787	$(19,096)	$25,434

	Three Months Ended September 30, 2016
	Company-owned	Franchise	Corporate	Consolidated
Consolidated reported net income (loss), as reported (U.S. GAAP)	$23,466	$8,430	$(28,615)	$3,281
Interest expense, as reported	—	—	2,163	2,163
Income taxes, as reported	—	—	2,740	2,740
Depreciation and amortization, as reported	9,595	90	2,424	12,109
EBITDA (as defined above)	$33,061	$8,520	$(21,288)	$20,293

Discontinued operations	—	—	2,459	2,459
Adjusted EBITDA, non-GAAP financial measure	$33,061	$8,520	$(18,829)	$22,752

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REGIS CORPORATION
Reconciliation by reportable segment of reported U.S. GAAP gross profit (excluding depreciation and amortization) to adjusted gross profit (excluding depreciation and amortization), a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)
Gross profit
The Company defines gross profit as service and product revenues less cost of service and cost of product, excluding depreciation and amortization. Non-GAAP gross profit is gross profit, as defined by the Company, adjusted for items impacting comparability for each respective period.

	Three Months Ended September 30, 2017
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$235,559	$—	$—	$235,559
Product	53,218	7,722	—	60,940
	288,777	7,722	—	296,499

Cost of service	139,836	—	—	139,836
Cost of product	24,447	5,715	—	30,162
	164,283	5,715	—	169,998

U.S. GAAP and Non-GAAP gross profit(1)	$124,494	$2,007	$—	$126,501
____________________________________
(1)    Gross profit excludes depreciation and amortization.

	Three Months Ended September 30, 2016
	Company-owned	Franchise	Corporate	Consolidated
Revenues:
Service	$243,091	$—	$—	$243,091
Product	56,313	7,403	—	63,716
	299,404	7,403	—	306,807

Cost of service	150,797	—	—	150,797
Cost of product	25,347	5,468	—	30,815
	176,144	5,468	—	181,612

U.S. GAAP and Non-GAAP gross profit(1)	$123,260	$1,935	$—	$125,195
____________________________________
(1)    Gross profit excludes depreciation and amortization.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP revenue change to same-store sales
(unaudited)

	Three Months Ended September 30,
	2017	2016
Revenue decline, as reported (U.S. GAAP)	(2.8)%	(1.1)%
Effect of new stores and conversions	(0.6)	(0.5)
Effect of closed salons	3.6	1.8
Foreign currency	(0.3)	0.0
Other	0.5	0.1
Same-store sales, non-GAAP	0.4%	0.3%

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